Calculation of Filing Fee Tables
S-3
EQUINIX INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per share of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts of Equinix, Inc.	457(r)				0.0001381
Fees to be Paid	7	Other	Units of Equinix, Inc	457(r)				0.0001381
Fees to be Paid	8	Other	Guarantees of Equinix, Inc. (Debt Securities)	457(r)				0.0001381
Fees to be Paid	9	Debt	Debt Securities of Equinix Europe 2 Financing Corporation LLC	457(r)				0.0001381
Fees to be Paid	10	Debt	Debt Securities of Equinix Canada Financing Ltd.	457(r)				0.0001381
Fees Previously Paid	11	Equity	Common Stock, par value $0.001 per share of Equinix, Inc.	Other	1,200,001,225		$ 1,200,001,225.00		$ 183,720.18
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,200,001,225.00		$ 183,720.18
			Total Fees Previously Paid:						$ 183,720.18
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this Post-Effective Amendment No. 2 to Registration Statement (the "Post-Effective Amendment No. 2") based on the fee payment rate in effect on the date of such fee payment. Note 1.b. An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

[2]	See Offering Notes 1.a. and 1.b.

[3]	See Offering Notes 1.a. and 1.b.

[4]	See Offering Notes 1.a. and 1.b.

[5]	See Offering Notes 1.a. and 1.b.

[6]	See Offering Notes 1.a. and 1.b.

[7]	See Offering Notes 1.a. and 1.b.

[8]	See Offering Notes 1.a. and 1.b. No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.

[9]	See Offering Notes 1.a. and 1.b.

[10]	See Offering Notes 1.a. and 1.b.

[11]	Note 11.a. On October 27, 2023, Equinix, Inc. filed a registration statement on Form S-3 (File No. 333-275203), as subsequently amended by a Post-Effective Amendment No. 1 filed by Equinix, Inc. and Equinix Europe 2 Financing Corporation LLC ("Equinix Europe 2 Finco") on March 18, 2024 (such registration statement, as amended, the "2024 Registration Statement"). In connection with the filing of the 2024 Registration Statement, Equinix, Inc. and Equinix Europe 2 Finco initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of the 2024 Registration Statement in accordance with Rules 456(b) and 457(r) of the Securities Act. On October 1, 2024, Equinix, Inc. filed a prospectus supplement covering the offering, issuance and sale by Equinix, Inc. of up to a maximum aggregate offering price of $2,000,000,000 of its common stock (the "2024 ATM Prospectus Supplement") and paid a filing fee of $306,200. Immediately prior to the filing of this Post-Effective Amendment No. 2, shares of Equinix, Inc.'s common stock having an aggregate offering price of up to $1,200,001,225 remained unsold under the 2024 Registration Statement and the 2024 ATM Prospectus Supplement (the "Remaining Unsold Securities"), which is associated with a filing fee of approximately $183,720.18 previously paid, calculated using the applicable fee rate at the time of filing of the 2024 ATM Prospectus Supplement. The filing fee of $183,720.18 associated with such Remaining Unsold Securities is hereby applied under this Post-Effective Amendment No. 2 and the accompanying prospectus supplement relating to the Remaining Unsold Securities and no additional filing fee is due in connection with the filing of the Post-Effective Amendment No. 2. Note 11.b. An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $1,200,001,225 are offered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being offered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A